UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2019

CO-DIAGNOSTICS, INC.
(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Preferred Stock

On January 30, 2019, Co-Diagnostics, Inc. (the “Company”) entered into a securities purchase agreement (the “Preferred Purchase Agreement”) with two investors (the “Preferred Investors”), whereby the Preferred Purchasers purchased from the Company 30,000 shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) for an aggregate purchase price of $3.0 million (the “Purchase Price”).

The Purchase Price was paid by the Preferred Investors with $1.0 million in cash and the conversion of a $2.0 million note owed by the Company to one of the Preferred Investors into shares of Series A Preferred Stock. The Preferred Investors may not convert the Series A Preferred Stock to the extent that such conversion would result in beneficial ownership by the Preferred Investors and their affiliates of more than 4.99% of the issued and outstanding Common Stock of the Company. The Preferred Purchase Agreement contains certain representations, warranties, covenants and events of default. The Closing occurred on January 30, 2019.

The form of the Preferred Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of the Preferred Purchase Agreement is subject to, and qualified in its entirety by, such agreement, which is incorporated herein by reference.

Common Stock

On January 31, 2019, the Company entered into Securities Purchase Agreements (the “Purchase Agreement”) with three institutional investors (the “Investors”) for the sale by the Company of 3,925,716 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.40 per share in a registered direct offering. The aggregate gross proceeds for the sale of the Common Shares was $5,496,002, The closing of the offering is expected to occur on or about February 4, 2019, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. LLC (the “Placement Agent”), is acting as the exclusive placement agent in connection with the offering. The Company has agreed to pay Placement Agent an aggregate fee equal to 5.5% of the gross proceeds received by the Company from the sale of the securities in the transactions. The Company has also agreed to pay Maxim Group LLC $137,400 to act as an independent financial advisor to the Company in connection with the offering. The Company also agreed to reimburse the Placement Agent $50,000 for non-accountable expenses and $10,000 for clearing expenses.

The net proceeds to the Company from the transaction, after deducting the Placement Agent’s fees and offering expenses, are expected to be approximately $5.0 million. The Company intends to use the net proceeds from the offering for expansion of existing initiatives in the infectious disease testing and agrigenomics verticals, to further develop and commercialize applications of its technology in the growing liquid biopsy and next-gen sequencing markets, to expand its sales efforts, and for working capital and other general corporate purposes.

The Common Shares sold in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, that was originally filed on August 14, 2018 and declared effective by the Securities and Exchange Commission (“SEC”) on September 7, 2018, and the base prospectus contained therein (File No. 333-226835) (the “Registration Statement”). The Company will file a final prospectus supplement and the accompanying prospectus with the SEC in connection with the sale of the securities.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The form of the Purchase Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summaries of the terms of the Purchase Agreement is subject to, and qualified in their entirety by, such agreement, which is incorporated herein by reference.

The legal opinion and consent of Carmel, Milazzo & DiChiara LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure for the Preferred Stock under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The sale of the Preferred Stock pursuant to the Preferred Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Preferred Stock disclosures under Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

On January 30, 2019, the Company’s Board of Directors approved a Certificate of Designation, which was filed with the Secretary of State of the State of Utah (the “Certificate of Designation”), which established 30,000 shares of the Series A Convertible Preferred Stock, par value $0.001 per share, having such designations, rights and preferences as set forth in the Certificate of Designation, as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Certificate of Incorporation, as Amended, and its Bylaws.

The shares of Series A Preferred Stock have a stated value of $100 per share, with a $3,000,000 stated value, and are convertible into Common Stock at $1.20 per share, equal to 2,500,000 shares of Common Stock. The Series A Convertible Preferred Stock does not accrue dividends and shall only be paid a dividend upon payment of a dividend to holders of Common Stock. The shares of Series A Convertible Preferred Stock are not subject to any adjustments or resets pursuant to the terms thereof. The holders of the Series A Convertible Preferred Stock have not been granted any registration rights. The holders of shares of Series A Preferred Stock shall not be entitled to vote, as a separate class or otherwise on any matter, and their consent shall not be required for any corporate action.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class or series of capital stock of the Company, to be paid an amount per share equal to the stated value.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto.

Item 8.01. Other Events.

On January 30, 2019, the Company issued a press release regarding the sale of the Preferred Stock described above under Item 1.01 of this Current Report on Form 8-K.

On January 31, 2019, the Company issued a press release regarding the sale of the Common Stock described above under Item 1.01 of this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	3.1	Certificate of Designation of the Series A Preferred Stock.
	5.1	Opinion of Carmel, Milazzo & DiChiara LLP
	10.1	Form of Securities Purchase Agreement, dated January 30, 2019, for the Preferred Stock.
	10.2	Form of Securities Purchase Agreement, dated January 31, 2019, for the Common Stock.
	23.1	Consent of Carmel, Milazzo & DiChiara LLP (included in the opinion of Carmel, Milazzo & DiChiara LLP as Exhibit 5.1)
	99.1	Press Release, dated January 30, 2019
	99.2	Press Release, dated January 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight H. Egan
Name:	Dwight H. Egan
Title:	Chief Executive Officer

Date: February 4, 2019